CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the registration statement of Conseco, Inc. on Form S-3 (File No. 333-41114) of our report dated April 13, 2000 relating to the consolidated financial statements and financial statement schedules of Conseco, Inc. and subsidiaries as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998 and 1997, which appears in the Annual Report on Form 10-K, which as to the year 1997, insofar as such financial statements relate to Conseco Finance Corp. (formerly Green Tree Financial Corporation), is based on the report of KPMG LLP, independent auditors. We also consent to the reference to our firm under the caption "Experts".



                                               /s/ PricewaterhouseCoopers LLP
                                               ---------------------------------
                                                   PricewaterhouseCoopers LLP


Indianapolis, Indiana
August 14, 2000